AMERICAN CENTURY MUTUAL FUNDS, INC.
AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC.
AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
AMERICAN CENTURY GROWTH FUNDS, INC.

(collectively, the “Funds”)

I, Ward D. Stauffer, Secretary of the Funds, do hereby certify that the following is a true copy of a resolution adopted by the Board of Directors of the Funds effective December 2, 2021, and that such resolution has not been rescinded or modified and is not inconsistent with the Certificate of Incorporation or Bylaws of the Funds.

WHEREAS:
•Pursuant to a duly-executed Power of Attorney, the Directors and officers of American Century Mutual Funds, Inc., American Century World Mutual Funds, Inc., American Century Capital Portfolios, Inc., American Century Strategic Asset Allocations, Inc., American Century Asset Allocation Portfolios, Inc., American Century Variable Portfolios, Inc., and American Century Growth Funds, Inc. (collectively, the “Funds”) have appointed Ashley L. Bergus, Ryan L. Blaine, Brian L. Brogan, Evan C. Johnson, Vincent M. Lewis, and Kathleen Gunja Nelson, each of them singly, their true and lawful attorneys-in-fact, with full power of substitution, and with full power to each, for the purpose of signing on their behalf registration statements and other related documents of the Funds for the purpose of complying with all laws relating to the sale of securities of the Funds and to do all such things in their names and behalf in connection therewith and
•Such attorneys-in-fact may, from time to time, sign documents, including registration statements, amendments or supplements thereto and instruments in connection therewith, on behalf of directors and officers who have appointed them.
RESOLVED, that the Directors hereby authorize such attorneys-in-fact to sign the documents of the Funds, including registration statements, amendments or supplements thereto and instruments in connection therewith, pursuant to the Power of Attorney so executed by the Directors and certain officers of the Funds.

IN WITNESS WHEREOF, I have hereunto set my hand this 2nd day of December 2021.

                        /s/ Ward D. Stauffer
                        Ward D. Stauffer
                        Secretary